                       SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 22, 2004

                       Peoples Ohio Financial Corporation
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



          Ohio                         0-49619                   31-1795575
------------------------        ---------------------        -------------------
(State of Incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)




                    635 South Market Street, Troy, Ohio 45373
                    -----------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (937) 339-5000

                                    FORM 8-K

Item 5.           Other Events.


         The following was contained in a press release issued by Peoples Ohio Financial Corporation on January 22, 2004

                       PEOPLES OHIO FINANCIAL CORPORATION
                               FINANCIAL OVERVIEW
                           SECOND QUARTER FISCAL 2004

Peoples Ohio Financial Corporation (the "Company"), the holding company for Peoples Savings Bank (the "Bank"), reported earnings of $904,000 for the six months ended December 31, 2003, a decline of $445,000, or 33.0%, from the $1,349,000 reported for the same period in 2002. Basic earnings per share were $0.12 for the six months ended December 31, 2003, compared to $0.18 for the six months ended December 31, 2002. Fully diluted earnings per share were $0.12 for the six months ended December 31, 2003, compared to $0.17 the six months ended December 31, 2002.

Net interest income was $3,490,000 for the six months ended December 31, 2003, $812,000, or 18.9%, less than the $4,302,000 reported for the six months ended December 31, 2002. The decline was attributed to the continued low interest rate environment and the pressure it has put on net interest margins throughout the banking industry. In addition, the Bank has taken advantage of the prolonged low interest rate environment to divest of longer-term fixed rate assets (primarily 30-year fixed rate mortgages) in favor of shorter-term interest earning assets (primarily investment securities with weighted-average maturities of from 1 to 3 years) in an effort to reduce the Bank's exposure to interest rate risk and better position the Bank should longer-term interest rates begin to increase. Total interest income was $5,671,000 for the six months ended December 31, 2003, a decline of $1,871,000, or 24.8% from the $7,542,000 reported during the six months ended December 31, 2002, due to lower average loans outstanding coupled with lower interest rates. The decline in interest income was partially offset by a $1,059,000 or 32.7% decline in interest expense during the same period primarily due to depositors shifting their deposits from higher rate certificates of deposit to lower rate demand deposit accounts.

Noninterest income, which continues to be a focus, grew to $1,048,000 for the first six months of 2003, compared to the $790,000 recorded for the six months ended December 31, 2002, an increase of $258,000 or 32.7%, as increases in service charges on deposit accounts of $215,000 and cash surrender value of life insurance of $95,000, which were partially off-set by a decline in revenue generated by trust operations of $56,000.

Noninterest expense was $3,133,000 for the first six months of 2003, $180,000 or 6.1% higher than the $2,953,000 reported for the six months ended December 31, 2002.

Net income for the second quarter of fiscal 2004 was $390,000, $252,000 or 39.3% less than quarterly net income of $642,000 earned in the second quarter of fiscal 2003. Net interest income for the second quarter of fiscal 2004 was $1,717,000 compared to $2,107,000 for the second quarter of fiscal 2003. Noninterest income was $524,000 for the second quarter of fiscal 2004 and $409,000 for the second quarter of fiscal 2003. Noninterest expense was $1,623,000 for the second quarter of fiscal 2004 and $1,500,000 for the second quarter of fiscal 2003.

Total assets at December 31, 2003 were $ 192.8 million, compared to $218.0 million at December 31, 2002, as the Bank used a portion of the proceeds from mortgage loan repayments to pay off borrowings from the Federal Home Loan Bank.

The Company was formed during January, 2002 and acquired 100% of the Bank's outstanding stock. Accordingly, all references to the Company, prior to January 2002, reflect operations of the Bank.

This earnings report may contain certain forward-looking statements which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values, and competition, changes in accounting principles, policies, or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services.

Peoples Ohio Financial Corp. stock is traded over the counter under the symbol "POHF." Sweeney Cartwright & Co. (Contact George Geissbuhler at 1-800-334-7481) and Robert W. Baird, Investments (Contact Bob Lucas at 1-888-223-3296) act as market-makers for the Company's stock.

Peoples Ohio Financial Corporation
Condensed, Consolidated Balance Sheets
December 31, 2003 and June 30, 2003
(in thousands)

                                                     December 31, 2003   June 30, 2003
                                                     -----------------   -------------
                                                        (unaudited)       (unaudited)
Assets
 Cash and Cash equivalents                                $  6,136          $ 15,835
 Investment securities                                      20,021            17,467
 Loans, net                                                151,186           160,609
 FHLB stock                                                  5,380             5,273
 Bank-owned life insurance                                   4,098                 0
 Other assets                                                6,028             8,165
                                                          --------          --------
     Total assets                                         $192,849          $207,349
                                                          ========          ========

Liabilities and shareholders' equity
 Deposits                                                 $115,088          $117,629
 FHLB advances                                              50,876            63,329
 Other liabilities                                           1,773             1,410
                                                          --------          --------
      Total liabilities                                    167,737           182,368
 Equity from ESOP shares                                       608               630
 Shareholders' equity                                       24,504            24,351
                                                          --------          --------
      Total liabilities and shareholders' equity          $192,849          $207,349
                                                          ========          ========


Peoples Ohio Financial Corporation
Condensed, Consolidated Statements of Income
For the Six Months Ended December 31
(unaudited, in thousands, except share data)

                                                             Period ended             Period ended
                                                           December 31, 2003        December 31, 2002
                                                           -----------------        -----------------
Interest income                                                  $5,671                    $7,542
Interest expense                                                  2,181                     3,240
                                                                 ------                    ------
   Net interest income                                            3,490                     4,302
Provision for loan losses                                            60                        80
                                                                 ------                    ------
   Net interest income after provision for loan loss              3,430                     4,222
Noninterest income                                                1,048                       790
Noninterest expense                                               3,133                     2,953
Income tax expense                                                  441                       710
                                                                 ------                    ------
     Net income                                                  $  904                    $1,349
                                                                 ======                    ======
Earnings per share:
   Basic                                                         $ 0.12                    $ 0.18
                                                                 ======                    ======
   Diluted                                                       $ 0.12                    $ 0.17
                                                                 ======                    ======
Dividends per share                                              $0.045                    $0.045
                                                                 ======                    ======


Peoples Ohio Financial Corporation
Condensed, Consolidated Statements of Income
For the Three Months Ended December 31
(unaudited, in thousands, except share data)

                                                                    Quarter ended             Quarter ended
                                                                  December 31, 2003         December 31, 2002
                                                                  -----------------         -----------------
Interest income                                                         $2,760                    $3,665
Interest expense                                                         1,043                     1,558
                                                                        ------                    ------
   Net interest income                                                   1,717                     2,107
Provision for loan losses                                                   30                        35
                                                                        ------                    ------
   Net interest income after provision for loan loss                     1,687                     2,072
Noninterest income                                                         524                       409
Noninterest expense                                                      1,623                     1,500
Income tax expense                                                         198                       339
                                                                        ------                    ------
     Net income                                                         $  390                    $  642
                                                                        ======                    ======
Earnings per share:
   Basic                                                                $ 0.05                    $ 0.08
                                                                        ======                    ======
   Diluted                                                              $ 0.05                    $ 0.08
                                                                        ======                    ======

Peoples Ohio Financial Corporation
Selected Financial Data
(unaudited, in thousands)

                                                    As of                      As of
                                              December 31, 2003           December 31, 2002
                                              -----------------           -----------------
Total assets                                       $192,849                     $217,987
Investment securities                                20,021                        7,138
Total loans                                         152,046                      184,440
Allowance for loan losses (ALL)                         860                          903
ALL to total loans                                     0.57%                        0.49%
Non-performing assets                              $  1,644                     $  1,783

                          Three months ended      Three months ended    Six months ended         Six months ended
                          December 31, 2003       December 31, 2002     December 31, 2003        December 31, 2002
                          -----------------       -----------------     -----------------        -----------------
ROA (annualized)                0.79%                   1.16%                  0.90%                   1.22%
ROE (annualized)                6.42%                  10.76%                  7.43%                  11.42%


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PEOPLES OHIO FINANCIAL CORPORATION



                                            By: /s/ Ronald B. Scott
                                                ------------------------------
                                                Ronald B. Scott
                                                President

Date:  January 22, 2004